EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Real Goods Solar, Inc. of our report dated March 9, 2017, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Hein & Associates LLP

Denver, Colorado

June 28, 2018